Exhibit 99

Manning & Napier, Inc. Announces the Formation of the Office of the CEO

FAIRPORT, NY, March 12, 2018– Manning & Napier, Inc. (NYSE: MN), Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announces the formation of an interim Office of the Chief Executive Officer to be filled by long-standing senior executives, Executive Vice President, Charles Stamey, President, Jeffrey Coons, and Richard Goldberg, Board Member. Stamey, Coons, and Goldberg have been appointed as co-CEOs within the Office of the CEO.

Goldberg has served on the Manning & Napier Board of Directors since 2014, as an advisor to Manning & Napier since 1998, and has been an investment banker focused on the financial sector for the past thirty years. Stamey and Coons have been with the firm since 1993 and 1985 respectively. William Manning, the Company’s co-founder, Chairman of the Board, and chief architect of the firm’s investment processes, will remain as Chairman of the Board.

The Office of the CEO will be responsible for the day-to-day management of the firm and will report to the Board of Directors. The Board is actively pursuing the appointment of a permanent CEO from both internal and external candidates. No timeline has been established for that appointment, and the Office of the CEO will remain intact until it is no longer needed.

“I have been pleased with the recent performance of our investment team given the market environment; however, our business and the industry as a whole is evolving and competitive returns alone are not enough to meet the growing needs of clients.” said Manning. “Given the changes that our firm has experienced in recent years, the Board and I believe the next step in our evolution is to engage new leadership while maintaining continuity. To that end, we have appointed Chuck, Jeff, and Richard to the Office of the CEO. We are confident in this team’s ability to leverage their experience and intimate knowledge of our business, clients, and industry to achieve successful outcomes for all of our stakeholders,” added Manning. “Further, we look forward to seeing our next generation of leaders work with the new Office of the CEO to help execute our strategic vision and the value it will create for our clients, shareholders and employees now and into the future.”

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer U.S. and non-U.S. equity, fixed income, and a range of blended asset portfolios, such as life cycle funds and actively-managed exchange-traded fund (“ETF”)-based portfolios. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Sean Silva

Prosek Partners

212-279-3115

ssilva@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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